FOR IMMEDIATE RELEASE September 27, 2016 WashingtonFirst Bankshares Inc. Selected As a Top Performer By Sandler O’Neill RESTON, VA – September 27, 2016 - WashingtonFirst Bankshares, Inc. (the "Company") (NASDAQ: WFBI) today announced its selection by Sandler O’Neill to the 2016 Class of Bank and Thrift Sm-All Stars. WashingtonFirst joins 26 other banks and thrifts in this year’s Class. According to Sandler O’Neill, the objective of the Sm-All Stars remains the same as in previous years, to identify the top performing small-cap banks and thrifts in the country. The intent is to uncover the next crop of stellar mid-cap banks before they are discovered by the rest of the world. “To be named in this year’s Sm-All Stars class is exciting,” stated Shaza Andersen, CEO. “We work hard every single day to provide the best financial solutions for our customers, and to build real and lasting value for our shareholders. It is very gratifying to be recognized by Sandler O’Neill among such elite companies” To earn Sm-All Star status, companies needed to have a market cap below $2.5 billion and clear numerous hurdles related to growth, profitability, credit quality, and capital strength. Against industry medians, banks needed to outperform in each of the five metrics outline by Sandler O’Neill in their publication, 2016 Bank & Thrift Sm-All Stars. In addition, qualifying banks must have reported a Net Charge-Off ratio over the last twelve months of less than 25 bps and a Tangible Common Equity ratio of above 7% at 6/30/16. In all, Sandler O’Neill’s screening methodology eliminated 381 institutions, or 93% of banks and thrifts that trade on a major exchange. The performance metrics of the remaining 27 institutions, including WashingtonFirst, were considered outstanding, with the Class of 2016 delivering bottom line results that were markedly better than the industry as a whole. About The Company WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, DC, metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® Index. For more information about the Company, please visit: www.wfbi.com. Cautionary Statements About Forward-Looking Information Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operation and general economic condition. In some cases, forward- looking statements can be identified by use of words such as "may," "will," "anticipates," "believes," "expects," "plans," "estimates," "potential," "continue," "should," and similar words or phrases. Readers are cautioned against placing undue reliance on these statements. Actual events or results could be materially different from those expressed or implied by the forward-looking statements. The ability of the Company to declare and pay future dividends depends on a number of factors, including but not limited to: Board of Directors’ and regulatory approval, regulatory capital requirements, future earnings and cash flow of the Company, regulatory changes and general economic conditions, our ability to successfully manage and integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto. Additional factors that could cause actual events or results to differ materially are disclosed in the Company's recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances. For additional information or questions, please contact: WashingtonFirst Bankshares Inc. Matthew R. Johnson, 703-840-2410 Executive Vice President & Chief Financial Officer MJohnson@wfbi.com